NEWS RELEASE

For Immediate Release	One American Row PO Box 5058 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Ronald Aldridge, 860-403-6494 ronald.aldridge@phoenixwm.com

The Phoenix Companies, Inc. Fourth Quarter and Full Year 2007 Earnings

Record net income, operating income, life insurance and mutual fund sales in 2007

Intention to spin off Phoenix Investment Partners announced

Hartford, CT, February 7, 2008 – The Phoenix Companies, Inc. (NYSE: PNX) today reported earnings for the fourth quarter and full year 2007. In a separate news release, the company also announced that it intends to spin off its asset management subsidiary to Phoenix’s shareholders.

Earnings Highlights ($ in millions)	Fourth Quarter 2007	Fourth Quarter 2006	For the Year Ended December 31,
			2007	2006
Net Income	$4.5	$44.3	$123.9	$99.9
Total Operating Income[1]	$29.7	$36.0	$135.3	$87.1
Life and Annuity Pre-Tax Operating Income[1]	$52.4	$75.6	$215.7	$213.7
Asset Management Pre-Tax Operating Income (Loss)[1]	$1.9	$(1.9)	$7.4	$(28.6)
Asset Management EBITDA[1]	$9.9	$6.1	$38.9	$36.9
[1]

Total operating income, as well as components of and financial measures derived from total operating income, are non-GAAP financial measures. Please see “Financial Highlights” below for more information.

“In 2007, we set several records – in net and operating income and in sales of life insurance and mutual funds – and we achieved positive net flows in annuities for the first time in four years. Our top line growth in particular demonstrates that the basic ingredients are in place for long-term success – products that resonate and distribution relationships that are strong and getting stronger,” said Dona D. Young, chairman, president and chief executive officer.

“The spin-off of Asset Management is a new path to enhance the long-term value of ownership in our company. At the same time, it is a culmination of many steps taken over the last several years,” she said.

Mrs. Young continued with other accomplishments of 2007. “We opened important new distribution channels for Life and Annuity through Brokerage General Agents, National Life Group agents, and fee-based advisors through an alliance with Jefferson National. We established new businesses with high growth potential, Alternative Products and Life Solutions, to leverage our existing life and annuity capabilities. We also extended our distribution agreement with State Farm through 2016.

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The Phoenix Companies, Inc. … 2

“Our Asset Management business delivered steady cash earnings throughout 2007, as well as strong investment performance and much improved flows. We achieved greater retail distribution reach at national focus firms like Morgan Stanley, LPL and Schwab, grew our retail advisor base by 28 percent year over year, and won 23 new institutional mandates.

“Even with the volatile markets of the fourth quarter, our fundamentals remained solid, and credit losses, while increased for the quarter, were modest in light of the current environment. We see a very bright future ahead for Phoenix, with continued growth in earnings and sales,” Mrs. Young said.

FOURTH QUARTER 2007 HIGHLIGHTS

•

Net income was $4.5 million, or $0.04 per diluted share, compared with $44.3 million, or $0.38 per diluted share, in the fourth quarter of 2006. The current quarter includes $20.9 million (after tax) in realized losses that are largely due to impairments, and a $4.7 million (after tax) loss related to the sale of the company’s last remaining international operation.

•

Total operating income was $29.7 million, or $0.26 per diluted share, compared with $36.0 million, or $0.31 per diluted share, in the fourth quarter of 2006. Income in the prior-year period included unusually strong investment income and a favorable unlocking of deferred acquisition costs (DAC).

Earnings Summary (millions except per share data)	Fourth Quarter 2007	Fourth Quarter 2006	Change
Life and Annuity Operating Income	$52.4	$75.6	$(23.2)
Asset Management Operating Income	1.9	(1.9)	3.8
Corporate and Other Loss	(10.8)	(15.3)	4.5

Total Operating Income, Before Income Taxes	43.5	58.4	(14.9)
Applicable Income Taxes	13.8	22.4	(8.6)

Total Operating Income	29.7	36.0	(6.3)
Realized Gains (Losses), Net	(20.9)	9.5	(30.4)
Realized Gains (Losses) from collateralized debt obligations	0.4	(0.2)	0.6
Discontinued Operations, Net	(4.7)	0.4	(5.1)
Restructuring Costs and other Items, Net	—	(1.4)	1.4

Net Income	$4.5	$44.3	$(39.8)

Earnings Per Share Summary
Net Income Per Share
Basic	$.04	$.39	$(.35)
Diluted	$.04	$.38	$(.34)
Total Operating Income Per Share
Basic	$.26	$.32	$(.06)
Diluted	$.26	$.31	$(.05)
Weighted Average Shares Outstanding (in millions)
Basic	114.2	113.7
Diluted	115.8	115.4

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The Phoenix Companies, Inc. … 3

FULL YEAR 2007 HIGHLIGHTS

•	Net income of $123.9 million, or $1.07 per diluted share, grew 24 percent from $99.9 million, or $0.88 per diluted share, in 2006.

•	Total operating income of $135.3 million, or $1.17 per diluted share, grew 55 percent from $87.1 million, or $0.77 per diluted share.

Earnings Summary (millions except per share data)	For the Year Ended December 31,
	2007	2006	Change
Life and Annuity Operating Income	$215.7	$213.7	$2.0
Asset Management Operating Income	7.4	(28.6)	36.0
Corporate and Other Loss	(47.5)	(62.0)	14.5

Total Operating Income, Before Income Taxes	175.6	123.1	52.5
Applicable Income Taxes	40.3	36.0	4.3

Total Operating Income	135.3	87.1	48.2
Realized Gains (Losses), Net	(8.9)	21.8	(30.7)
Realized Gains (Losses) from collateralized debt obligations	1.0	(1.0)	2.0
Discontinued Operations, Net	(3.5)	1.1	(4.6)
Restructuring Costs and other Items, Net	—	(9.1)	9.1

Net Income	$123.9	$99.9	$24.0

Earnings Per Share Summary
Net Income Per Share
Basic	$1.09	$.90	$.19
Diluted	$1.07	$.88	$.19
Total Operating Income Per Share
Basic	$1.19	$.79	$.40
Diluted	$1.17	$.77	$.40
Weighted Average Shares Outstanding (in millions)
Basic	114.1	110.9
Diluted	116.0	113.2

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The Phoenix Companies, Inc. … 4

SUMMARY OF SEGMENT RESULTS

Phoenix has two operating segments, “Life and Annuity” and “Asset Management.” Businesses that are not sufficiently material to warrant separate disclosure as well as interest expense on indebtedness are included in “Corporate and Other.”

Life and Annuity

Fourth Quarter 2007 Summary ($ in millions)	Fourth Quarter 2007	Fourth Quarter 2006	Change
Life Insurance Operating Income (pre-tax)	$49.8	$83.8	$(34.0)
Annuity Operating Income (Loss) (pre-tax)	2.6	(8.2)	10.8

Life and Annuity Operating Income (pre-tax)	$52.4	75.6	$(23.2)

Life Insurance Sales (Annualized + Single Premium)	$169.5	$99.0	$70.5
Total Private Placement Deposits (Life Insurance and Annuity)	$178.3	$947.1	$(768.8)
Annuity Deposits[1]	$196.4	$120.3	$76.1
Annuity Net Flows[1]	$47.2	$(38.7)	$85.9

Full Year 2007 Summary ($ in millions)	For the Year Ended December 31,
	2007	2006	Change
Life Insurance Operating Income (pre-tax)	$195.9	$209.7	$(13.8)
Annuity Operating Income (pre-tax)	19.8	4.0	15.8

Life and Annuity Operating Income (pre-tax)	$215.7	$213.7	$2.0

Life Insurance Sales (Annualized + Single Premium)	$425.3	$329.3	$96.0
Total Private Placement Deposits (Life Insurance and Annuity)	$458.9	$1,053.7	$(594.8)
Annuity Deposits[1]	$627.0	$414.7	$212.3
Annuity Net Flows[1]	$17.8	$(275.5)	$293.3

1 Excludes discontinued products and private placement deposits.

•

Life and Annuity pre-tax operating income for the quarter declined from the prior-year period, largely reflecting unusually strong investment income in the prior-year period and significant 2007 investments in growth, including new alliances. In addition, earnings in the current quarter include a $4.3 million pre-tax benefit resulting from a DAC unlocking, compared with an $8.2 million pre-tax benefit from DAC unlocking and other related adjustments in the prior-year period.

•

Life and Annuity pre-tax operating income for the full year was up 1 percent over the prior-year period, reflecting increased revenues and fees, favorable mortality and higher investment income, partially offset by increased expenses related to investments in growth and higher incentive accruals. Mortality experience was favorable against assumptions and the prior year. Other fundamentals such as persistency and investment income improved modestly over the prior year.

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The Phoenix Companies, Inc. … 5

•

Total life insurance sales (annualized and single premium) of $169.5 million rose 71 percent in the quarter from $99.0 million in the fourth quarter of 2006. Annualized premium of $140.7 million almost doubled from $77.2 million in the prior-year period, driven by the company’s entry into the Brokerage General Agency (BGA) channel in late 2006.

•

Full year 2007 total life sales of $425.3 million rose 29 percent from $329.3 million in 2006. Annualized premium of $352.3 million for the full year rose 36 percent from $258.9 million in 2006. This growth reflects the continued strength of Phoenix’s distribution relationship with State Farm, which generated 15 percent growth in annualized premium, as well as success in the BGA channel and among independent advisors.

•	Combined universal life and variable universal life insurance inforce rose 17 percent, year over year, and universal life funds under management crossed the $2 billion threshold in 2007.

•

Annuity deposits of $196.4 million in the quarter rose 63 percent from $120.3 million in the fourth quarter 2006. Full year annuity deposits of $627.0 million rose 51 percent from $414.7 million in the prior-year period. Sales were driven by the company’s distribution alliance with State Farm, which achieved deposit growth of 43 percent for the full year. Phoenix’s alliance with National Life Group, which began generating sales in February 2007, also contributed to the strong growth.

•	The company had $17.8 million in annuity net flows for the full year, the first positive full year result since 2003, and had $47.2 million in net flows in the fourth quarter.

•

Life insurance sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $178.3 million in the fourth quarter of 2007, compared with $947.1 million in the prior-year period. Full year 2007 private placement deposits totaled $458.9 million, compared with $1.1 billion in 2006. Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases.

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The Phoenix Companies, Inc. … 6

Asset Management

Fourth Quarter 2007 Summary ($ in millions)	Fourth Quarter 2007	Fourth Quarter 2006	Change
Asset Management EBITDA	$9.9	$6.1	$3.8
Asset Management Operating Income (pre-tax)	$1.9	$(1.9)	$3.8

Asset Management Inflows	$1,154.1	$2,077.9	$(923.8)
Asset Management Net Flows	$(877.9)	$(134.5)	$(743.4)

Assets Under Management (end of period)	$42,548.4	$44,962.8	$(2,414.4)

Full Year 2007 Summary ($ in millions)	For the Year Ended December 31,
	2007	2006	Change
Asset Management EBITDA	$38.9	$36.9	$2.0
Asset Management Operating Income (pre-tax)	$7.4	$(28.6)	$36.0

Asset Management Inflows	$8,336.1	$7,741.4	$594.7
Asset Management Net Flows	$(513.1)	$(4,030.8)	$3,517.7

Assets Under Management (end of period)	$42,548.4	$44,962.8	$(2,414.4)

•

Asset Management pre-tax operating income and EBITDA in the fourth quarter 2007 increased from the prior-year period, which included $5.0 million in unusual employment-related and distribution expenses.

•

Full year 2007 Asset Management EBITDA increased 5 percent from 2006, reflecting higher revenues and lower expenses. Pre-tax operating income for the full year increased substantially from the prior year, which included a $32.5 million ($20.1 million, after tax) identified intangible asset impairment.

•

Pre-tax operating margin, before intangible amortization, was 17.2 percent in the fourth quarter 2007, significantly higher than the 10.3 percent in the prior-year period, and 16.7 percent for the full year 2007, compared with 16.4 percent in 2006.

•

Fourth quarter net flows declined from the prior-year period, reflecting a decline in inflows due to the absence of any structured products and unfavorable market conditions. Outflows continued to decline and were at their lowest level in more than four years. Full year 2007 net flows were negative $513.1 million, a significant improvement from the $4.0 billion in negative net flows in 2006. Mutual fund sales grew 40 percent from the prior year to a record $3.6 billion in 2007.

•

Assets under management (AUM) in the fourth quarter of 2007 decreased 5 percent year-over-year, reflecting performance as well as the transfer of variable annuity assets from the Asset Management segment to the annuity line.

•	For the five-year period ended December 31, 2007, 57 percent, 61 percent and 60 percent of AUM outperformed their benchmarks for the one-, three- and five-year periods, respectively.

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The Phoenix Companies, Inc. … 7

Corporate and Other

Corporate and Other had a pre-tax loss of $10.8 million in the fourth quarter of 2007, compared with a $15.3 million pre-tax loss in the prior-year period, reflecting lower interest costs and lower corporate expenses. For the full year 2007, Corporate and Other had a pre-tax loss of $47.5 million, compared with $62.0 million in 2006, reflecting higher corporate investment income, lower interest and corporate expenses.

In the fourth quarter, the company sold its last remaining international operation and moved the results of this entity from Corporate and Other to Discontinued Operations. Prior period results for Corporate and Other and Discontinued Operations have been adjusted to reflect this move.

YEAR END 2007 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

•

Statutory surplus and asset valuation reserve was $1.04 billion at December 31, 2007, compared with $1.12 billion a year ago. The decline reflects dividends paid to the holding company, voluntary pension plan contributions, higher statutory losses in the bond portfolio, and lower statutory net gain from operations.

•

Statutory net gain from operations was $28.4 million in the fourth quarter of 2007, compared with $63.0 million in the prior-year period. Full year 2007 statutory net gain from operations was $115.2 million, compared with $131.6 million in 2006. The decline reflects the full expensing of acquisition costs related to higher life and annuity sales.

•	Estimated risk-based capital ratio ended the year within the company’s 375-400 percent targeted range.

NET REALIZED INVESTMENT GAINS AND LOSSES

The company reported net realized investment losses of $20.9 million in the fourth quarter of 2007, compared with $9.5 million in net realized gains in the prior-year period. The losses were due to impairments of an affiliated collateralized debt obligation (CDO), as well as impairments of a small number of Alt-A mortgage-backed securities. The company holds no other CDO investments backed by residential mortgage assets.

Gross credit impairments in the fourth quarter were $31.0 million, compared with $3.0 million in the prior-year period.

For the full year 2007, the company reported net realized investment losses of $8.9 million, compared with net realized investment gains of $21.8 million in 2006. The full year includes gross credit impairments of $51.1 million, compared with $7.9 million in the prior year.

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The Phoenix Companies, Inc. … 8

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call today at 10 a.m. Eastern time to discuss with the investment community Phoenix’s fourth quarter and full year 2007 financial results. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call can also be accessed by telephone at 973-935-8512 (conference ID #30414404). A replay of the call will be available through February 21, 2008, by telephone at 706-645-9291 (pin code #30414404) and on Phoenix’s Web site, www.phoenixwm.com in the Investor Relations section.

INVESTOR DAY

The Phoenix Companies will host a meeting for analysts and investors in New York City on February 14, from 9 a.m. to noon, Eastern time. Dona D. Young and other members of Phoenix’s senior management will review the company’s business and strategy, as well as the spin-off of Phoenix Investment Partners. Members of the professional investment community are invited to attend. To register, please e-mail your name, company name and phone number to pnx.ir@phoenixwm.com. The general public is invited to participate via a live webcast at www.phoenixwm.com in the Investor Relations section. A replay of the presentation will be available beginning on February 15, 2008.

ABOUT PHOENIX

With roots dating to 1851, The Phoenix Companies, Inc. (NYSE: PNX) helps individuals and institutions solve their often highly complex personal financial and business planning needs through its broad array of life insurance, annuities and investments. In 2007, Phoenix had annual revenues of $2.6 billion and total assets of $30.2 billion. More detailed financial information can be found in Phoenix’s financial supplement for the fourth quarter of 2007, which is available on Phoenix’s Web site, www.phoenixwm.com in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate”, “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the

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The Phoenix Companies, Inc. … 9

company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) movements in the equity markets and interest rates that affect our investment results, the fees we earn from our assets under management, the demand for our variable products and our pension funding obligations; (ii) the possibility that mortality rates or persistency may differ significantly from our pricing expectations; (iii) the availability, pricing and adequacy of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in the financial strength ratings of our subsidiaries or in our credit ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our equity management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (xii) our primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our closed block; (xiv) legislative, regulatory, accounting or tax developments that may affect us directly, or indirectly through the cost of, or demand for, our products or services; (xv) legal or regulatory actions; and (xvi) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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The Phoenix Companies, Inc. … 10

Financial Highlights

Three and Twelve Months Ended December 31, 2007 and 2006

(Unaudited)

	Three Months		Twelve Months
	2007	2006	2007	2006
Income Statement Summary ($ in millions)

Revenues	$638.7	$675.4	$2,572.8	$2,581.5

Total Operating Income(1)	29.7	36.0	135.3	87.1

Net Income	$4.5	$44.3	$123.9	$99.9

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
Basic	114,243	113,664	114,091	110,932
Diluted	115,842	115,446	115,989	113,181

Total Operating Income Per Share (1)
Basic	$0.26	$0.32	$1.19	$0.79
Diluted	$0.26	$0.31	$1.17	$0.77

Net Income Per Share
Basic	$0.04	$0.39	$1.09	$0.90
Diluted	$0.04	$0.38	$1.07	$0.88

Balance Sheet Summary ($ in millions, except share and per share data)	December 2007	December 2006

Invested Assets(2)	$15,739.9	$16,107.8
Separate Account Assets	10,820.3	9,458.6
Total Assets	30,209.5	29,007.2
Indebtedness	627.7	685.4
Total Stockholders’ Equity	$2,285.0	$2,236.1
Average Equity, excluding Accumulated OCI, FIN 46-R and Discontinued operations(3)	$2,399.9	$2,239.4

Common Shares outstanding (in thousands)	114,291	113,688

Book Value Per Share	$19.99	$19.67
Book Value Per Share, excluding Accumulated OCI and FIN 46-R	21.71	20.80

Third Party Assets Under Management	$42,548.4	$44,962.8

(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Phoenix uses non-GAAP financial measures such as total operating income, total operating income per share, operating income, pre-tax operating income and EBITDA in evaluating its financial performance. Net Income and net income per share are the most directly comparable GAAP measures. Phoenix’s non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing Phoenix’s performance. A reconciliation of the net income to Phoenix’s non-GAAP financial measures is set forth in the tables at the end of this release. Investors should note that Phoenix’s calculation of these measures may differ from similar measures used by other companies.

Total operating income, and components of and measures derived from total operating income, are internal performance measures used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in Phoenix’s operations.

Total operating income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain other items.

• Net realized investment gains and losses are excluded from total operating income because their size and timing are frequently subject to management’s discretion.

• Certain other items may be excluded from total operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances.

Within its Asset Management segment, management also considers earnings before interest, taxes, depreciation and amortization (“EBITDA”). Management believes EBITDA provides additional perspective on the operating efficiency and profitability of the Asset Management segment. EBITDA represents pre-tax operating income before depreciation and amortization of goodwill and intangibles.

(2)	Invested assets equals total investments plus cash and equivalents less debt and equity securities pledged as collateral.

(3)

This average equity is used for the calculation of total operating return on equity (“ROE”) and represents the average of the monthly average of equity, excluding accumulated OCI, the effects of FIN 46-R and the equity of discontinued operations. ROE is calculated by dividing (i) total operating income, by (ii) average equity, excluding accumulated OCI, FIN 46-R and discontinued operations. ROE is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that this measure provides investors with a useful metric to assess the effectiveness of Phoenix’s use of capital.

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The Phoenix Companies, Inc. … 11

Consolidated Balance Sheet

December 31, 2007 (Unaudited, Preliminary) and December 31, 2006

(in millions, except share data)

	December 31, 2007	December 31, 2006
ASSETS:
Available-for-sale debt securities, at fair value	$11,970.0	$12,696.8
Available-for-sale equity securities, at fair value	205.3	187.1
Mortgage loans, at unpaid principal balances	15.6	71.9
Venture capital partnerships, at equity in net assets	173.7	116.8
Policy loans, at unpaid principal balances	2,380.5	2,322.0
Other investments	417.1	308.3

	15,162.2	15,702.9
Available-for-sale debt and equity securities pledged as collateral, at fair value	219.1	267.8

Total investments	15,381.3	15,970.7
Cash and cash equivalents	577.7	404.9
Accrued investment income	209.6	215.8
Receivables	159.7	218.6
Deferred policy acquisition costs	2,081.2	1,752.7
Deferred income taxes	39.6	37.1
Intangible assets	208.2	237.5
Goodwill	484.5	471.1
Other assets	247.4	240.2
Separate account assets	10,820.3	9,458.6

Total assets	$30,209.5	$29,007.2

LIABILITIES:
Policy liabilities and accruals	$13,791.2	$13,515.7
Policyholder deposit funds	1,808.9	2,228.4
Indebtedness	627.7	685.4
Other liabilities	558.5	539.0
Non-recourse collateralized obligations	317.9	344.0
Separate account liabilities	10,820.3	9,458.6

Total liabilities	27,924.5	26,771.1

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 125,604,486 and 125,001,730 shares issued	1.3	1.3
Additional paid-in capital	2,616.2	2,600.3
Accumulated deficit	(9.8)	(111.3)
Accumulated other comprehensive income	(143.2)	(74.7)
Treasury stock, at cost: 11,313,564 and 11,313,564 shares	(179.5)	(179.5)

Total stockholders’ equity	2,285.0	2,236.1

Total liabilities, minority interest and stockholders’ equity	$30,209.5	$29,007.2

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The Phoenix Companies, Inc. … 12

Consolidated Statement of Income (Unaudited)

Three and Twelve Months Ended December 31, 2007 and 2006

(in millions)

	Three Months		Twelve Months
	2007	2006	2007	2006
REVENUES:
Premiums	$213.0	$212.4	$798.3	$839.7
Insurance, investment management and product fees	182.2	143.8	653.2	560.6
Mutual fund ancillary fees and other revenue	16.8	14.3	67.7	54.8
Investment income, net of expenses	260.0	282.1	1,060.4	1,049.9
Net realized investment gains (losses)	(33.3)	22.8	(6.8)	76.5

Total revenues	638.7	675.4	2,572.8	2,581.5

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	339.1	331.0	1,303.7	1,331.5
Policyholder dividends	87.8	109.2	380.0	399.1
Policy acquisition cost amortization	62.2	30.5	198.7	148.7
Intangible asset amortization	7.8	7.8	30.4	32.0
Intangible asset impairments	—	—	—	32.5
Interest expense on indebtedness	11.6	12.4	44.2	49.2
Interest expense on non-recourse collateralized obligations	3.4	4.4	15.4	18.7
Other operating expenses	114.8	109.4	439.9	428.4

Total benefits and expenses	626.7	604.7	2,412.3	2,440.1

Income from continuing operations before taxes	12.0	70.7	160.5	141.4
Applicable income tax expense	(2.8)	(26.8)	(33.1)	(42.6)

Income from continuing operations	9.2	43.9	127.4	98.8
Income (loss) from discontinued operations, net of income taxes	(4.7)	0.4	(3.5)	1.1

Net income	$4.5	$44.3	$123.9	$99.9

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The Phoenix Companies, Inc. … 13

Reconciliation of Income Measures (Unaudited)

Three and Twelve Months Ended December 31, 2007 and 2006

(in millions)

	Three Months		Twelve Months
	2007	2006	2007	2006
Reconciliation of Operating Income to Net Income
Operating Income (loss)
Life insurance	$49.8	$83.8	$195.9	$209.7
Annuities	2.6	(8.2)	19.8	4.0

Life and annuity segment	52.4	75.6	215.7	213.7
Asset management segment	1.9	(1.9)	7.4	(28.6)
Corporate and other	(10.8)	(15.3)	(47.5)	(62.0)

Total Operating income, before income taxes	43.5	58.4	175.6	123.1
Applicable income tax expense	(13.8)	(22.4)	(40.3)	(36.0)

Total Operating income	29.7	36.0	135.3	87.1

Realized investment gains (losses), net of income taxes and other offsets	(20.9)	9.5	(8.9)	21.8
Realized gain (losses) from collateralized debt obligations	0.4	(0.2)	1.0	(1.0)
Income (loss) from discontinued operations, net of income taxes	(4.7)	0.4	(3.5)	1.1
Restructuring charges and other non-recurring items, net of income taxes	—	(1.4)	—	(9.1)

Net income	$4.5	$44.3	$123.9	$99.9

Reconciliation of Operating Income to Net Income by Segment
Life and Annuity
Operating income	52.4	75.6	215.7	213.7
Applicable income tax expense	(18.6)	(27.7)	(66.5)	(67.9)
Realized investment gains (losses), net of income taxes and other offsets	(5.1)	0.2	(1.6)	(1.0)

Net income	28.7	48.1	147.6	144.8

Asset Management
Operating income (loss)	1.9	(1.9)	7.4	(28.6)
Applicable income tax benefit (expense)	(0.2)	0.2	(3.3)	10.7
Realized investment gains (losses), net of income taxes	(0.6)	0.4	(0.5)	0.8
Restructuring charges and other non-recurring items, net of income taxes	—	(1.5)	—	(8.7)

Net income (loss)	1.1	(2.8)	3.6	(25.8)

Corporate and other
Operating loss	(10.8)	(15.3)	(47.5)	(62.0)
Applicable income tax benefit	5.0	5.1	29.5	21.2
Realized investment gains (losses), net of income taxes	(15.2)	8.9	(6.8)	22.0
Realized gain (losses) from collateralized debt obligations	0.4	(0.2)	1.0	(1.0)
Restructuring charges and other non-recurring items, net of income taxes	—	0.1	—	(0.4)

Net loss	(20.6)	(1.4)	(23.8)	(20.2)

Income (loss) from discontinued operations, net of income taxes	(4.7)	0.4	(3.5)	1.1

Consolidated Net Income	$4.5	$44.3	$123.9	$99.9

Reconciliation of Asset Management Operating Income to Earnings Before Income Taxes, Depreciation and Amortization (EBITDA)
Asset Management Operating Income (loss)	$1.9	$(1.9)	$7.4	$(28.6)
Adjustments for:
Intangible asset amortization and impairments	7.8	7.8	30.4	64.5
Depreciation	0.2	0.2	1.1	1.0

EBITDA	$9.9	$6.1	$38.9	$36.9

Note: For additional information, see our financial supplement at phoenixwm.com.

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